EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the CyCare Systems, Inc. Employee Stock Purchase Plan of our report dated February 17, 1995, with respect to the consolidated financial statements of CyCare Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

                                             ERNST & YOUNG LLP


Phoenix, Arizona
June 14, 1995